Exhibit 10.4

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is made and entered into as of this ___ day of March, 2008 (the “Effective Date”), by and among iBroadband, Inc., a Nevada corporation (“iBroadband”), iBroadband Networks, Inc., a Texas corporation (“iBN”), iBroadband of Texas, Inc., a Delaware corporation (“iBT”) and Rapid Link, Incorporated, a Delaware corporation (“Rapid Link”).  iBroadband, iBN, iBT and Rapid Link are hereinafter sometimes each individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, iBroadband is a holding company owning one hundred percent (100%) and ninety-eight percent (98%) of the outstanding shares of iBN and iBT, respectively;

WHEREAS, iBN and iBT provide telecommunications services to customers in the State of Texas (the “Business”) and in the case of iBN such services are being provided pursuant to a Service Provider Certificate of Operating Authority issued by the Texas  Public Utility Commission (“Texas PUC”) to iBN (the “iBN SPCOA”);

WHEREAS, Rapid Link or one of its wholly-owned subsidiaries is contemplating the purchase of substantially all of the assets of iBN and iBT in connection with a secured party sale under the Uniform Commercial Code to be conducted by the secured lenders to iBroadband, iBN and iBT (the “Secured Party Sale”);

WHEREAS, Rapid Link or one of its wholly-owned subsidiaries is applying to the Texas PUC for a Service Provider Certificate of Operating Authority for itself (the “Buyer SPCOA”) in order to provide telecommunications services to iBN’s customers and is applying to the Federal Communications Commission (“FCC”) for approval of the assignment of the assets of iBN and iBT (the “FCC Approval”);  and

WHEREAS, Rapid Link desires to operate the Business during the Term (as hereafter defined) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the above recitals and mutual promises and other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.            Appointment.  iBN and iBT hereby engage Rapid Link, on the terms and conditions set forth herein and during the Term, to provide management services to iBN and iBT in the operation of the Business.

2.            Term.  This Agreement shall become effective upon the Effective Date and shall expire (the “Term”) automatically on the earlier of (a) at 12:01 A.M (Texas time) on September 30, 2008 and (b) the date on which each of the following conditions have been satisfied: (i) the completion of the Secured Party Sale; (ii) the obtaining of the Buyer SPCOA and the FCC Approval; (iii) Rapid Link or one of its wholly-owed subsidiaries enters into an interconnection agreement with United Telephone Company of Texas, Inc. d/b/a Embarq; and (iv) the expiration date of any Texas PUC and FCC notice requirements to iBN’s customers (the “Expiration Date”).

3.             Management Fee.  On the Effective Date, iBN shall pay to Rapid Link a management fee in the amount of $20,000.

4.             Management Services.

During the Term, Rapid Link shall designate those employees of Rapid Link or one of its wholly owned subsidiaries that will be responsible for participating in the management services described herein on behalf of, and under the direction of, iBN and iBT.  Rapid Link or its wholly owned subsidiary, in its discretion, may assign additional employees of Rapid Link to perform management responsibilities at iBN and iBT  Management responsibilities shall include, but not necessarily be limited to:

(a)           collection of all accounts receivable and all cash generated from operation of the Business received by iBN and iBT which collections shall be deposited in the Bank Accounts (as defined below) and applied to the continued operation of the Business as directed by iBN and iBT;

(b)           as directed by iBN and iBT, to pay when due all actual costs and expenses accruing from and after the Effective Date in connection with the ongoing operation of the Business;

(c)           utilizing for the Term the existing iBN and iBT bank accounts for all funds received by and collected on behalf of iBN and iBT (the “Bank Accounts”) and deposit therein on behalf of iBN and iBT all cash from the operation of the Business, including all cash from iBN’s and iBT’s accounts receivable, and withdrawing funds from the Bank Accounts as directed by iBN and iBT for the continued operation of the Business during such period;

(d)           using commercially reasonable efforts to collect, receive payment, and delivering the proceeds of all of iBN’s and iBT’s accounts receivable or other rights to payment accruing to iBN or iBT, and providing a monthly accounting of same to iBN and iBT;

(e)           cooperating in the timely filing of all tax returns, state and federal, for iBN and iBT covering any and all time periods up to and including the Expiration Date;

(f)           reporting to iBroadband regarding its management of the Business; and

(g)           providing reasonable level of care to the customers of the Business.

All services to be provided under this Agreement shall be provided in a professional manager and in accordance with all applicable professional or industry standards and in compliance with all applicable state and federal laws, rules and regulations.

5.             Limitations.  During the Term, iBN and iBT will retain ownership, control and full right of access to all customer lines covered by this Agreement.  In addition, iBN and iBT will retain ultimate control to direct the management activities of Rapid Link and make policy decisions regarding the Business (subject to the terms hereof).

6.             Restrictive Covenants of iBroadband, iBN and iBT.  Rapid Link shall provide the management services described herein have the right to manage the Business during the term of this Agreement subject to iBN’s oversight, review and ultimate control; provided, however, that iBroadband, iBN and iBT shall not, during the term of this Agreement, take any action outside the ordinary course of business without the express written consent of Rapid Link.  Action outside the ordinary course of business shall include but not necessarily be limited to:

(a)           the sale of any material assets of iBN and iBT;

(b)           contracts for capital improvements or capital expenditures by iBN or iBT in excess of $5,000;

(c)           the execution or amendment of any contract of employment or the adjustment of any salary of existing officers and employees of iBN or iBT;

(d)           the voluntary commencement of any proceedings under the United States Bankruptcy Code or the voluntary commencement of any insolvency or receivership proceedings by iBroadband, iBN or iBT;

(e)           a change in control of the board of directors of iBN or iBT; or

(f)           the election of new officers of iBN or iBT

7.             Compliance with Applicable Law.

(a)           The Parties desire and agree that this Agreement and the obligations performed hereunder shall be in full compliance with (i) the terms and conditions of the iBN SPCOA; (ii) any licenses issued by the Federal Communications Commission (the “FCC Licenses”), (iii) existing designations as an Eligible Telecommunications Carrier and an Eligible Telecommunications Provider, and (iv) all Federal, State and local laws or regulations, including, without limitation, the Texas Public Utility Regulatory Act of 2005 (the “Texas PURA”) and the Federal Communications Act of 1934, as amended (the “Communications Act”).  It is expressly understood by the Parties that nothing in this Agreement is intended to give Rapid Link any right which would be deemed to violate the iBN’s SPCOA, any FCC License or any Federal, State or local law, regulation, rule, or order, or which would transfer control of, or result in the assignment of assets of iBN or iBT.

(b)           If any body of competent jurisdiction determines that any provision of this Agreement violates any law, rule, regulation, or order that would cause this Agreement to be invalid, the Parties shall make reasonable efforts immediately to bring this Agreement into compliance consistent with the terms of this Agreement.

(c)           Rapid Link acknowledges and agrees that iBN has an obligation to comply with the Texas PURA and the Communications Act and all rules, regulations, and orders of the Texas PUC and Federal Communications Commission, and Rapid Link’s management of the Business under this Agreement is not intended to interfere with iBN’s ability to comply with Texas PURA and the Communications Act or with the rules, regulations, and orders of the Texas PUC and Federal Communications Commission or to result in Rapid Link obtaining control of the operation of the Business prior to the Secured Party Sale.

(d)           At its discretion and at its expense, iBN may conduct periodic audits during normal business hours, upon reasonable notice in order to ensure compliance in all material respects with this Agreement and all applicable government rules and regulations.

(e)           Rapid Link shall manage the Business during the Term in compliance with all applicable laws, ordinances, rules, regulations, and restrictions, including, but not limited to, the Texas PURA and the Communications Act, as well as the rules, regulations, and orders of the Texas PUC and the Federal Communications Commission, as well as all policies, local ordinances, and state regulations.  Rapid Link recognizes that iBN remains ultimately responsible for ensuring that the Business is operated in compliance with the applicable rules, regulations, and policies of applicable Federal, State, and local, government authorities and shall cooperate fully with iBN by providing information regarding the Business and shall pay the reasonable and actual administrative costs incurred in complying with such obligations.

(f)           During the term of this Agreement, iBN shall be responsible for the filing of all applications, reports, correspondence and other documentation with the Texas PUC and the Federal Communications Commission relating to the operation of the Business; provided that Rapid Link shall cooperate with such filings and shall provide upon iBN’s reasonable request any information that will enable it to prepare any such applications, records and reports; and provided further that iBN shall consult with Rapid Link and the Parties shall mutually agree as to the most effective and efficient means of preparing such filings and in the selection of any outside professionals or consultants retained by Rapid Link to assist in such filings, and Rapid Link shall reimburse iBN for all reasonable and actual out-of-pocket legal fees and expenses in connection with such applications, correspondence and other related matters.

8.             Amendment and Modification.  This Agreement may be amended, modified or supplemented only by written agreement signed by each Party.

9.     Waiver of Compliance; Consents.  Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, covenant or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

10.           Indemnification.  iBroadband, iBN and iBT, jointly and severally, hereby agree to indemnify and hold Rapid Link harmless of and from any and all claims, actions, causes of action, liability, damages, costs, including reasonable attorney’s fees, of any nature arising out of or resulting from the performance by Rapid Link of its duties and responsibilities pursuant to this Agreement except for those claims, actions, liabilities, damages and costs arising from the gross negligence or willful misconduct of Rapid Link.

11.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier (charges prepaid), or (ii) three (3) days following mailing by registered or certified mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to any Party shall be sent to the addresses indicated below:

To Rapid Link:	Rapid Link Communications, Inc.
5408 N. 99th Street
Omaha, Nebraska 68134
Facsimile: 970-547-8165
Telephone: 420-392-7545
Email: chrisc@rapidlink.com

To iBroadband:	Bruce Heidecke, President
iBroadband Networks, Inc.,
14286 Gillis Road
Dallas, Texas 75244
Facsimile: 972-458-0908
Telephone: 972-458-0909
Email: bruce@ibroadband.com

12.           Non-Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and except as otherwise expressly provided herein, no other person shall have any right, benefit or obligation hereunder.  Any assignment of this Agreement or any of the rights, interests or obligations hereunder in contravention of this Section 10 shall be null and void and shall not bind or be recognized by either Party except that Rapid Link may assign its rights and obligations under this Agreement to a wholly-owned subsidiary of Rapid Link..

13.           Third-Party Beneficiaries.  Nothing in this Agreement shall be construed as giving any person other than the Parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement.

14.           Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision in invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the principles of conflicts of law thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

16.           Submission to Jurisdiction.  The Parties hereto irrevocably submit to the exclusive jurisdiction of the state or federal courts of the State of Texas over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby.  Each Party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts.  The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith.

17.           Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

18.           Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, among the Parties with respect thereto.

19.           Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

20.           Remedies.  The Parties hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, each Party or its permitted successors or assigns, in addition to any other rights and remedies existing in its favor, may seek specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

21.           No Partnership or Joint Venture Created.  Nothing in this Agreement shall be construed or interpreted to make any Party partners or joint venturers, or to make one an agent or representative of the other, or to afford any rights to any third party other than as expressly provided herein.  No Party is authorized to bind any other Party to any contract, agreement or understanding.

RAPID LINK, INCORPORATED

By:	/s/ Chris Canfield
	Name:	Chris Canfield
	Title:	CFO

iBROADBAND, INC.

By:	/s/Bruce A. Heidelke
	Name:	Bruce A. Heidelke
	Title:	President & CEO

iBROADBAND NETWORKS, INC.

By:	/s/ Bruce A. Heidelke
	Name:	Bruce A. Heidelke
	Title:	President & CEO

iBROADBAND OF TEXAS, INC.

By:	/s/ Bruce A. Heidelke
	Name:	Bruce A. Heidelke
	Title:	President & CEO

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TRANSITION SERVICES AGREEMENT